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                                                                     EXHIBIT 11
                                                                     ----------

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                                Falcon Products, Inc. and Subsidiaries

                                  COMPUTATION OF EARNINGS PER SHARE
                                  ---------------------------------

              For the years ended November 1, 1997, November 2, 1996 and October 28, 1995
(In thousands, except per share amounts)
                                                                 1997<F1>          1996<F1>         1995<F1>
                                                                 --------          --------         --------
Primary Earnings Per Share:
---------------------------

Average number of common shares outstanding                        9,665             9,591            9,497

Assumed exercise of options (treasury stock method)                  176               202              247
                                                                 -------            ------           ------

Shares for primary computation                                     9,841             9,793            9,744
                                                                 =======            ======           ======

Net earnings                                                     $12,634            $8,433           $7,457
                                                                 =======            ======           ======

Primary earnings per share                                       $  1.28            $  .86           $  .77
                                                                 =======            ======           ======

Fully Diluted Earnings Per Share
--------------------------------

Average number of common shares outstanding                        9,691             9,657            9,497

Assumed exercise of options (treasury stock method)                  211               202              302
                                                                 -------            ------           ------

Shares for fully diluted computation                               9,902             9,859            9,799
                                                                 =======            ======           ======

Net earnings                                                     $12,634            $8,433           $7,457
                                                                 =======            ======           ======

Fully diluted earnings per share                                 $  1.28            $  .86           $  .76
                                                                 =======            ======           ======

<F1>Per share data reflects adjustments related to December 1995, 10% stock dividend.
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